As filed with the Securities and Exchange Commission on May 6, 2002

                          Registration No. 333-70966
------------------------------------------------------------------------------

                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM SB-2/A

                                 AMENDMENT NO. 3
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                            IPOConsulting.net, Inc.
------------------------------------------------------------------------------
                (Name of small business issuer in its charter)

      Indiana                        8748                      35-2144507
----------------------    ----------------------------   ---------------------
(State or jurisdiction    (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or       Classification Code Number)     Identification No.)
 organization)


          17 N. Governor St., Evansville, IN  47711   (812) 425-1050
------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


          17 N. Governor St., Evansville, IN  47711   (812) 425-1050
------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)


     Mr. John Tsai, President,  17 N. Governor St., Evansville, IN  47711
                                (812) 425-1050
------------------------------------------------------------------------------
          (Name, address, and telephone number of agent for service)


     Approximate date of proposed sale to the public: As soon as practicable after the effective date of the registration statement and date of the prospectus.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: [X]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                     CALCULATION OF REGISTRATION FEE

==============================================================================
Title of Each Class of    Amount        Proposed     Proposed    Amount of
Securities Being          Being         Maximum      Maximum     Registration
Registered                Registered    Offering     Aggregate   Fee
                                        Price Per    Offering
                                        Unit (1)     Price(1)
------------------------------------------------------------------------------
Shares of Common Stock    150,000       $ 0.10       $15,000     $  3.96

------------------------------------------------------------------------------
TOTAL                                                $15,000     $  3.96

==============================================================================

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.






                 SUBJECT TO COMPLETION, DATED May 6, 2002

                            IPOConsulting.net, Inc.

                       150,000 Shares of Common Stock


     This is an initial public offering of up to 150,000 shares of common stock, (the "Shares") of IPOConsulting.net, Inc. to be offered by IPOConsulting.net, Inc. on a "best effort" basis. There is no required minimum number of shares to be sold in the offering. This offering will end twelve months from the date of this prospectus or at an earlier date when the offering is completed or terminated by IPOConsulting.net, Inc..

    Prior to this offering, no public market has existed for shares of our common stock. We cannot guarantee that a trading market in the shares of our common stock will ever develop. We plan to have our common stock quoted on the NASD over-the-counter bulletin board.

     The initial public offering price per share is $0.10. The initial public offering price for the Shares has been determined solely by IPOConsulting.net, Inc., and does not necessarily bear any direct relationship on IPOConsulting.net, Inc.'s assets, operations, book value or other established criteria of value. See "Dilution" on page 14.

     Investing In Our Common Stock Involves High Risks. Investors May Lose Their Entire Investment. See "Risk Factors" Beginning On Page 7.

     Neither The Securities And Exchange Commission Nor Any State Securities Commission Approved Or Disapproved Of These Securities, Or Determined If This Prospectus Is Truthful Or Complete. Any Representation To The Contrary Is A Criminal Offense.

                                                        Per Share  Total
                                                        -------- ----------
Initial public offering price...........................  $ .10  $   15,000
Underwriting discounts and commissions..................  $ .01       1,500
Proceeds, before expenses to IPOConsulting.net, Inc. ..   $ .09  $   13,500
-------------------
(1) We plan to offer and sale the shares directly to investors and have not retained any underwriters, brokers or placement agents in connection with this offering. However, we reserve the right to use brokers or placement agents and could pay commissions equal to as much as 10 percent of the gross proceeds.

(2) Before deduction of offering expenses estimated to be $3,000.

                                                       TABLE OF CONTENTS



PROSPECTUS SUMMARY	5
SUMMARY FINANCIAL DATA	6
RISK FACTORS	7
USE OF PROCEEDS	12
DIVIDEND POLICY	12
CAPITALIZATION	13
DETERMINATION OF OFFERING PRICE	13
DILUTION	14
PLAN OF OPERATIONS	16
MANAGEMENT	21
EXECUTIVE COMPENSATION	23
INDEMNIFICATION OF DIRECTORS AND OFFICERS	24
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	25
PRINCIPAL STOCKHOLDERS	25
DESCRIPTION OF SECURITIES	26
PLAN OF DISTRIBUTION	28
LEGAL PROCEEDINGS	29
LEGAL MATTERS	29
EXPERTS	29
ADDITIONAL INFORMATION	29
INDEX TO FINANCIAL STATEMENTS	30

                               PROSPECTUS SUMMARY

     This summary highlights selected information from elsewhere in this prospectus. To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and financial statements and the related notes to those statements included in this prospectus.

                                  The Company

     IPOConsulting.net, Inc. plans to offer consulting services to private companies that are interested in taking their companies public and obtain a stock market listing or have their shares traded on the NASD Over-The-Counter Bulletin Board. We plan to provide a range of consulting services which include providing information regarding various requirements and procedures in order to take a company public, assisting client companies in assembling a team of professionals and other related consulting services. We do not intend to assist clients in raising capital. However, we may introduce broker-dealers to clients to assist them in raising capital. We will not receive any finder's fee from broker-dealers or clients. Our clients will pay us a negotiated fee in cash and/or stock of client company for providing them consulting services.

     This is an initial public offering of up to 150,000 shares of common stock (the "Shares") of IPOConsulting.net, Inc. to be offered by IPOConsulting.net, Inc. on a "best effort" basis. There is no required minimum number of shares to be sold in the offering. This offering will end twelve months from the date of this prospectus or at an earlier date when the offering is completed or terminated by IPOConsulting.net, Inc..

     Since the incorporation of IPOConsulting.net, Inc. on July 3, 2001, we have not commenced operations and have not generated any revenue. With limited financial resources, it is doubtful that we will continue as a going concern for more than twelve months. Failure to raise 100% of the total offering proceeds will cause delays and reduction in the scale of our planned operations. We anticipate that we need to raise at least $1,200 to carry out our business plan for the next twelve months. If any funds is raised in this offering, we anticipate spending all the money within the twelve months. Mr. John Tsai is our sole officer and director and we have no employees.

     On August 20, 2001, we issued 5,000 shares of IPOConsulting.net, Inc. acquired Globalsoft Acquisition Group, Inc., a blank check company, as a wholly owned subsidiary. The reason for the acquisition is for the perceived benefits of Globalsoft Acquisition Group, Inc. as a reporting company. On September 12, 2001, we filed a Certificate of Dissolution for Globalsoft Acquisition Group, Inc. with the Secretary of State of Nevada.

     Our principal executive offices are located at 17 N. Governor St., Evansville, IN 47711. Our telephone number is (812) 425-1050.

                                  THE OFFERING

Common Stock Offered...................  Up to 150,000 shares

Use of Proceeds .......................  We intend to use the estimated net proceeds of this offering for (i)
                                         sales and marketing (ii) legal and
                                         accounting (iii) Internet access (iv)
                                         office equipment and (v) working
                                         capital. See "Use of Proceeds." on
                                         page 12

If only a nominal amount of securities
    are sold ........................... We intend to use the estimated net proceeds of this offering for (i)
                                         sales and marketing and (ii) legal
                                         and accounting. See " Use of
                                         Proceeds."

Risk Factors ..........................  For a discussion of all material risk
                                         Factors, you should consider before
                                         buying shares of our common stock,
                                         see "Risk Factors." on page 7


                             SUMMARY FINANCIAL DATA

                                         December 31, 2001
                                 ---------------------------------------
Balance Sheet Data:                    Actual           As Adjusted (1)
                                 ------------------   ------------------
Current assets                   $            1,013   $           11,513
Working Capital                                (237)              10,263
Total stockholders' equity                     (237)              10,263

                                   From Inception
                                  (July 3, 2001) to
Statement of Operations Data:     December 31, 2001
                                  -----------------
Revenue                          $             -
Operating expenses                           4,837
Net (loss)                                  (4,837)
Weighted average shares
  outstanding - basic and fully
  diluted                                8,510,000
Net (loss) per share - basic and             (0.00)
  fully diluted

--------
(1) Adjusted to reflect the sale of 150,000 shares offered by IPOConsulting.net, Inc. at an initial public offering price of $0.10 per share, assuming all the shares offered are sold and after deducting estimated offering expenses, and the application of the net proceeds thereof.

                                 RISK FACTORS

                          RISKS RELATED TO OUR BUSINESS


Our financial status creates a doubt whether we will continue as a going concern for more than 12 months from the date of this prospectus, and, if we do not continue as a going concern, investors may lose their entire investment.

     We have nominal assets and no operations with which to create operating capital. We seek to raise additional capital to promote and advertise our services in an offering of our common stock on Form SB-2. If all the shares offered are sold, we will receive up to $12,000 net proceeds to pay for our estimated operating expenses. We anticipate our operating costs to be between $1,200 to $12,000 for the next twelve months. If any funds is raised in this offering, we anticipate spending all the money within the twelve months. There can be no assurance that this offering will be successful. Currently, our only source of capital is from our main shareholder, Aaron Tsai. As of December 31, 2001, we had $1,013 in cash. We anticipate Aaron Tsai to provide to us up to $3,000 in additional funding.


Mr. John Tsai, our Chief Executive Officer, will not spend full time operating our business. This may cause delays in the implementation of our business plan.

     Our Chief Executive Officer, Mr. John Tsai, will conduct activities of our company on a part time basis. As a result of his participation in business activities of other companies, his limited attention to our company may delay the development of our business.


This offering is self-underwritten, and has no minimum which must be raised, which means that we may not raise any proceeds or only nominal, and investors run the risk of losing their entire investment.

     This offering is self-underwritten, and has no minimum amount which must be raised for us to use the funds. Moreover, we may raise only nominal funds, or no funds at all. If only nominal funds, which means less than $3,000, or no funds is raised, we will not be able to successfully implement our business plan to offer our services, which will cause our business to fail. In such an event, investor will loose all their investment. If we sell less than 25% of this offering or $3,000, no funds will be returned to investors.


We have no customers and generate no revenues and if we fail to successfully implement our business plan by developing a solid customer base and generating revenues we will go out of business.

     Our success is dependent on successful implementation of our business plan. This involves developing and expanding our operations on a profitable basis and developing marketing and promotional channels to promote our services on a regular basis. We have not entered into any agreements to utilize our services with any company. We do not believe that we will generate significant revenues in the immediate future. We will not generate any meaningful revenues unless we obtain contracts with a significant number of clients. If we fail to obtain contracts with a significant number of clients to generate meaningful revenues, we may not achieve profitability and may go out of business.

We face intense competition from consulting, law and investment banking firms which may adversely affect our revenue and profitability.

     A large number of consulting, law and investment banking firms offer similar services that we plan to offer. Most of these firms have greater resources in terms of people, money and experience. If we can not successfully compete with these firms, the future of our business and results of operations will be adversely affected in terms of little or no revenue and profitability.

                         RISKS RELATED TO THIS OFFERING

Shares eligible for public sale after this offering could adversely affect our stock price.

     After this offering there will be outstanding 8,660,000 shares of our common stock. Of these shares, the shares sold in this offering will be freely tradable except for any shares purchased by our "affiliates" as defined in Rule 144 under the Securities Act. The remaining 8,510,000 shares will be "restricted securities," subject to the volume limitations and other conditions of Rule 144 under the Securities Act. These restricted securities will first become eligible for resale under Rule 144 on August 20, 2002. Approximately 99% of the remaining 8,510,000 shares of outstanding restricted securities are owned by one individual, Aaron Tsai. His current intention for his holding of the shares is for investment purpose. In the future, he may resale his shares in the open market or in private negotiated transactions.

     We cannot predict if future sales of our common stock, or the availability of our common stock for sale, will materially and adversely affect the market price for our common stock or our ability to raise capital by offering equity securities. Our stock price may decline if the resale of shares under Rule 144 in addition to the resale of registered shares at certain time in the future exceeds the market demand for our stock.


Market conditions and Market Makers may cause your an investment in our common stock to may be very illiquid. Unless a trading market for our shares is developed, you will not be able to resale your stock and the stock price may be influenced by market makers.

     We plan to have our shares trade on the NASD over-the-counter bulletin board. There is no trading market for our shares, and we cannot assure you that any such market will ever develop or be maintained. The absence of an active trading market would reduce the liquidity of an investment in our shares.

     To the extent that brokerage firms act as market makers for our shares on the NASD over-the-counter bulletin board, they may be a dominating influence in any market that might develop, and the degree of participation by such firms may significantly affect the price and liquidity of our shares. These firms may discontinue their market making activities at any time. The prices at which our shares are traded in the market will be determined by these firms and by the purchasers and sellers of our shares, but such prices may not necessarily relate to our assets, book value, results of operations or other established and quantifiable criteria of value.


The application of the "penny stock" rules could adversely affect the market for our stock.

     The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:

      o net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

      o net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

      o average annual revenue of at least $6 million for each of the last three years.

     We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:

      o deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

      o provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

      o send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.

     In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.

     These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.

     The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.

IPOConsulting.net, Inc. is controlled by Aaron Tsai.

     Mr. Aaron Tsai will beneficially own approximately 98.2% of the outstanding stock upon completion of this offering. As a result, he will have the ability to control all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially and adversely affect the market price of the common stock.


Need for subsequent funding.

     We may need further funding to proceed with our proposed plan of business. We believe that we will be able to fund our planned operations from the proceeds of this offering for twelve months from the date of this prospectus, if we sell at least 25% of this offering. However, with only 25% of this offering sold, we must reduce the level of operations through reduction or elimination of some or all of our marketing and advertising program. We do not have a commitment with respect to any additional capital. We have no loan commitments from, or lines of credit with, banks or other financial institutions. Therefore, the continuation of our business will depend on our ability to raise additional funds through equity and/or debt financing. We can not assure you that we will be able to obtain additional funding when it is needed, or that such funding, if available, will be obtainable on terms favorable to and affordable by us. Our inability to obtain additional funding, as required, would impair severely our business operations.


Our rights to issue preferred stock could make a third-party acquisition of us difficult.

     Our Articles of Incorporation authorizes the issuance of up to two million shares of preferred stock. Such preferred stock, which will be issuable without stockholder approval, could grant its holders rights and powers that would tend to discourage change in control. In addition if preferred stock are issued with preferential rights and powers over the common stock, the value of common stock will be negatively affected.


     This prospectus contains certain "forward-looking statements" based on our current expectations, assumptions, estimates and projections about us and our industry. These forward-looking statements involve risks and uncertainties. Our actual results could differ materially from those anticipated in such forward-looking statements as a result of certain factors, as more fully described in this section and elsewhere in this prospectus. We undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. Such factors include those set forth in this section and elsewhere in this prospectus.

                                USE OF PROCEEDS

     Based upon the offering price of $.10, we estimate that we will receive net proceeds from the sale of the 150,000 shares of common stock offered through this prospectus (after deducting estimated offering expense) of $10,500. The net proceeds of the offering may be reduced by up to ten percent in the event that commissions are paid to underwriters or placement agents.

     We intend to use the net proceeds from this offering approximately as shown in the following table:

	                   10%      25%      50%      75%      100%
Use of Net Proceeds      Amount   Amount   Amount   Amount   Amount
--------------------	 -------  -------  -------  -------  -------
Sales and marketing      $   200  $   500  $ 1,000  $ 1,500  $ 2,000
Legal and accounting       1,000      500    1,000    1,500    2,000
Internet access                       250      500      750    1,000
Office equipment                      500    1,000    1,500    2,000
Working capital                     1,250    2,500    3,750    5,000
                         -------  -------  -------  -------  -------
  Total                  $ 1,200  $ 3,000  $ 6,000  $ 9,000  $12,000
                         =======  =======  =======  =======  =======

     The foregoing represents our present intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the proceeds of this offering in a manner other than as described in this prospectus.

     If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies and other general expenses. Internet access expense is for high speed cable modem connection to the Internet and web-hosting services for our company's website. The legal and accounting expenses are fees related to financial statement review and audit and the filing of SEC reports. In the event that we do not raise sufficient capital to pay for the offering expenses, we plan to seek loans from our current shareholders.


                                DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends on our common stock for the foreseeable future.

                                CAPITALIZATION

     The following table sets forth the capitalization of IPOConsulting.net, Inc. as of December 31, 2001, on an actual basis and as adjusted to reflect the sale of 150,000 shares offered by IPOConsulting.net, Inc. at an initial public offering price of $0.10 per share, assuming all the shares offered are sold and after deducting estimated offering expenses, and the application of the net proceeds therefrom. This table should be read in conjunction with "PLANS OF OPERATIONS ON PAGE 16" and the financial statements and the notes to those statements included elsewhere in this prospectus.

                                                         December 31, 2001
                                                       -----------------------
                                                         Actual    As Adjusted
                                                       ----------  -----------
Stockholders' equity:
    Preferred Stock, $.01 par value,
    2,000,000 shares authorized, none
    issued and outstanding ...........................        -            -

    Common Stock, $.01 par value,
    16,000,000 shares authorized; 8,510,000 and
    8,660,000 shares issued and outstanding  .........      1,600      12,100
Paid in capital                                             3,000       3,000
Deficit accumulated during the development stage .....     (4,837)     (4,837)
                                                       ----------  ----------
Total stockholders' equity............................       (237)     10,263
                                                       ==========  ==========



                      DETERMINATION OF OFFERING PRICE

     Prior to this offering, there has been no trading market for the shares of common stock offered. Consequently, the initial public offering price of the shares of common stock was arbitrarily determined. The factors considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price is not an indication of and is not based upon the actual value of our company. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

                                  DILUTION

     Purchasers of the shares will experience immediate and substantial dilution in the value of the common stock. Dilution represents the difference between the price per share paid by the purchasers in the offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (total assets less total liabilities), divided by the number of shares of common stock outstanding on December 31, 2001. As of December 31, 2001, our net tangible book value was $(237), or $(0.00003) per share. Giving effect to the sale by IPOConsulting.net, Inc. of shares offered at the public offering price of $0.10, assuming all of the 150,000 shares offered are sold, the pro forma net tangible book value would have been $10,263 or $0.00119 per share. This represents an immediate increase in net tangible book value of $0.00122 per share to existing shareholders and an immediate dilution of $0.09881 to the purchasers of the shares in this offering. The following table illustrates the pro forma per share dilution, assuming the sale of all of the 150,000 shares offered by IPOConsulting.net,
Inc.:



     Offering price per share . . . . . . . . . . . . .           $0.10000
     Net tangible book value before the offering  . . . ($0.00003)
     Increase per share attributed to new investors . .  $0.00122
                                                         ---------
     Pro forma net tangible book value per share after the
       Offering . . . . . . . . . . . . . . . . . . . .           $0.00119
                                                                  --------
     Dilution in net tangible book value to new investors . . .   $0.09881
                                                                  ========

    The following table summarizes as of December 31, 2001, on a proforma basis the difference between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid (based on the initial public offering price of $0.10 per share and assuming all of the 150,000 shares offered by IPOConsulting.net, Inc. are sold):

                         SHARES PURCHASED    TOTAL CONSIDERATION     AVERAGE
                       -------------------- ----------------------  PRICE PER
                        NUMBER     PERCENT    AMOUNT      PERCENT     SHARE
                       ---------   -------- -----------   --------  ----------
Existing shareholders.  8,510,000    98.27% $     1,600       9.64%  $0.00019
New shareholders......    150,000     1.73%      15,000      90.36%  $0.10000
                       ----------   ------  -----------     ------
Total.................  8,660,000   100.00% $    16,600     100.00%
                       ==========   ======= ===========     ======

     The following table shows dilution based on the sale 10% of the shares offered:

     Purchasers of the shares will experience immediate and substantial dilution in the value of the common stock. Dilution represents the difference between the price per share paid by the purchasers in the offering and the net tangible book value per share. Net tangible book value per share represents our net tangible assets (total assets less total liabilities), divided by the number of shares of common stock outstanding on December 31, 2001. As of December 12, 2001, our net tangible book value was $(237), or $(0.00003) per share. Giving effect to the sale by IPOConsulting.net, Inc. of shares offered at the public offering price of $0.10, assuming only 15,000 shares offered are sold, the pro forma net tangible book value would have been $813 or $0.00010 per share. This represents an immediate increase in net tangible book value of $0.00013 per share to existing shareholders and an immediate dilution of $0.09990 to the purchasers of the shares in this offering. The following table illustrates the pro forma per share dilution, assuming only 15,000 shares offered by IPOConsulting.net, Inc. are sold:


     Offering price per share . . . . . . . . . . . . .           $0.10000
     Net tangible book value before the offering  . . . ($0.00003)
     Increase per share attributed to new investors . .  $0.00013
                                                        ---------
     Pro forma net tangible book value per share after the
       Offering . . . . . . . . . . . . . . . . . . . .           $0.00010
                                                                  --------
     Dilution in net tangible book value to new investors . . .   $0.09990
                                                                  ========

    The following table summarizes as of December 31, 2001, on a proforma basis the difference between the existing shareholders and the new shareholders with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid (based on the initial public offering price of $0.10 per share and assuming only 15,000 shares offered by IPOConsulting.net, Inc. are sold):

                         SHARES PURCHASED    TOTAL CONSIDERATION     AVERAGE
                       -------------------- ----------------------  PRICE PER
                        NUMBER     PERCENT    AMOUNT      PERCENT     SHARE
                       ---------   -------- -----------   --------  ----------
Existing shareholders.  8,510,000    99.82% $     1,600      51,61%  $0.00019
New shareholders......     15,000     0.18%       1,500      48.39%  $0.10000
                       ----------   ------  -----------     ------
Total.................  8,525,000   100.00% $     3,100     100.00%
                       ==========   ======= ===========     ======

                               PLAN OF OPERATIONS

     The following discussion should be read in conjunction with the financial statements and the notes to those statements which appear elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed below and elsewhere in this prospectus, particularly in "Risk Factors".


Overview

     IPOConsulting.net, Inc. plans to offer consulting services to private companies that are interested in taking their companies public and obtain a stock market listing or have their shares traded on the NASD Over-The-Counter Bulletin Board. We plan to provide a range of consulting services which include providing information regarding registration requirements and stock marketing listing or trading procedures in order to take a company public, assisting client companies in assembling a team of professionals and other consulting services related to going public such as appointment of a transfer agent, organize corporate records and provide answers to client's questions such as estimated time and expenses in going public, requirements for trading on the NASD Over-The-Counter Bulletin Board or on a stock exchange, etc. If we encounter questions that we do not have immediate answer, we will conduct research. We may assist client in organizing their corporate records by providing them examples of corporate minutes or corporate resolutions. We plan to charge clients cash fee, shares in client company's common stock or a combination. The amount of cash and stock will vary depending on the type and scope of services required by the client and through negotiation with each client. We anticipate receiving a flat cash fee and fixed number of shares, which may be contingent upon performance of services provided and not contingent on the capital amount sought by client. Our contingent fee may be based on milestone achieved by our clients such as completion of the registration statement or when they reached trading status on the NASD Over-The-Counter Bulletin Board. Our role in locating capital source for clients is limited in providing introductions to broker-dealers. Our only criteria that we intend to use to select and qualify broker-dealers for introductions to our clients is whether the broker-dealer is willing to spend time for a discussion with our clients. We have not yet contacted any broker-dealers in this regard. Since inception on July 3, 2001 to the date of this prospectus, we have been planning our business and developing our services and we have not yet commenced our planned operations. We have completed the initial development of our website which is located at www.ipoconsulting.net and listed our services on our website.

     Pursuant to an Agreement and Plan of Reorganization ("Reorganization") effective August 20, 2001, we exchanged 5,000 restricted common shares of our company for 9,500,000 restricted common shares of Globalsoft Acquisition Group, Inc. ("GLOBAL") with Mark H. Rhynes. As a result of the Reorganization, GLOBAL became our wholly owned subsidiary. The Reorganization was approved by the board of directors of both companies on August 20, 2001. IPOConsulting.net, Inc.'s reason for the transaction was to become a reporting company for the potential increase in perceived value as a SEC reporting company, because many publicly traded companies are also reporting company. After considering the additional time and costs involved in being a reporting company, we abandoned our attempt to be a reporting company by filing Form 15, in order to conserve time and cash. We will become a reporting company upon declaration of effectiveness of this registration statement.

     On September 12, 2001, we filed a Certificate of Dissolution for Globalsoft Acquisition Group, Inc. with the Secretary of State of Nevada. After considering the additional time and costs involved in being a reporting company, we abandoned our attempt to be a reporting company until the effective date of this registration statement.

     Prior to the reorganization, the control person of IPOConsulting.net, Inc. is Mr. John Tsai, the control person of Globalsoft Acquisition Group was Mr. Mark Rhynes. The terms of the agreement were set over telephone negotiation. IPOConsulting.net, Inc.'s reason for the transaction was to become a reporting company for the potential increase in perceived value as a SEC reporting company. We believe Globalsoft Acquisition Groups' reason for the transaction was for ownership of the shares of our company. Under the terms of the Agreement and Plan of Reorganization dated August 20, 2001, we exchanged 5,000 restricted common shares of our company for 100% of the total capitalization of Globalsoft Acquisition Groups Inc. There is no fairness opinion concerning this transaction. The sole director at the time of the reorganization, Mr. John Tsai voted 100% of his votes for the transaction.


Industry Background

     The market for consulting services that we plan to offer is highly competitive, rapidly evolving, and subject to regulatory change. There are no substantial barriers to entry, and we expect that competition will increase.

     Our current and prospective competitors include many large companies that have substantially greater market presence, financial, technical, marketing and other resources than we have. We compete directly or indirectly with the following categories of companies:

?	Specialized consulting companies
?	Investment banking firms
?	Law firms
?	Accounting firms
?	Executives that have experience in running a publicly traded company.

     We compete with these competitors in these categories in terms of price, speed in delivery of the services and name recognition. In competing with our competitors including executives that have experience in running a publicly traded company, we plan to provide fast response to clients' questions or provide requested information. Since we have little or no name recognition, we will compete through establishment of personal relationship with our clients and offer faster service than our competitors.

	Services

     Following are different types of services that we plan to offer:

* Interview management and/or employees in order to understand their business; review and analyze their business plan and financial statements, if any were already prepared. We may provide clients samples of business plan written for other businesses or business plan layout designed to assist people to write an effective business plan. John Tsai will be conducting the activities discussed above.

* Provide clients with general information such as samples of audited financial statements, registration and other filing requirements by the SEC and the National Association of Securities Dealers (the "NASD"). We may provide clients samples of audited financial statements, registration statement and other SEC filings made by other companies. As the request of the clients, we will introduce law or public accounting firms to them. We currently have no agreements with any law or public accounting firm to provide services to clients.

* Depending on the needs of the clients, assist them in appointing a certified public accountant to audit their financial statements, an attorney to prepare a registration statement and related legal work and a transfer agent. We may also assist clients in the preparation of a registration statement or other SEC filings or provide clients a list of underwriters that are registered with the SEC and are member of the NASD. We will not receive any referral fees from attorneys and certified public accountants.
In addition, we will not provide any legal or accounting advise to clients.
At the client's request, we will provide them contact information regarding accountant, attorney or underwriter that we know or have contact information of professionals, which we may never have contacted. Our management through prior work experience has some contacts with these professionals. Alternatively, from SEC filings by various non-affiliated companies, we have access to information of many professionals. As of the date of this prospectus, we have not yet contacted any accountants or law firms to provide these services.

     We will charge our clients consulting fees based on the type and extent of services provided. Fees will be charged in form of cash, stock and/or warrants to purchase stock in client companies or a combination of the above. We do not charge clients for referrals to accountants, attorneys and underwriters. We do not intend to assist clients in raising capital. However, we may introduce broker-dealers to clients to assist them in raising capital. As of the date of this prospectus, we have not yet contacted any broker-dealers to provide services to our clients.

     John Tsai has very limited experience in providing services listed above. He gained limited experience working at MAS Financial Corp., which provides services that we plan to offer. He will be the person providing the services to client companies. Currently, we have no plan to hire outside consultants.

Marketing Strategy

     We plan to market our services through advertisement in third-party newspaper and on the Internet. We have an Internet web site located at www.ipoconsulting.net. The web site will also be registered in different Internet search engines so people can find our web site. Examples of search engines are Yahoo, Excite, AOL and other major search engines. As of the date of this prospectus, we have not contacted and have no contract with Yahoo, Excite, AOL and other major search engines or advertising companies.
Depending on the responses to our planned newspaper and our website on the Internet, we may pursue other advertising medium to increase our visibility to our prospective clients. We have not yet developed a plan for advertising on any other medium at this time.

     Our target market consists of early stage businesses with products or services that we perceive as having compelling features and providing benefits which will be well-received in the marketplace, with national or international sales potential. John Tsai, our Chief Executive Officer, will make the determination regarding the attractiveness of potential clients and he may seek the advise of Aaron Tsai, our main shareholder. Although we have not made a formal arrangement for Aaron Tsai to be our consultant, we believe we can seek his advise because he is our main shareholder and brother of John Tsai. Aaron Tsai is experienced in identifying companies that desire to become publicly-held companies as he has identified and assisted a number of companies in going public. We may also target established businesses whose management team have limited experience or knowledge in the going public process through advertising in one or more financial related newspaper.

Current and Planned Activities

     We were incorporated on July 3, 2001 and we have not yet commenced offering our services. Our current operation is limited to planning our business by estimating our funding requirements, evaluate service offerings by our competitors and the preparation of this prospectus, which can be used to show our prospective clients our experience in taking a company public. Our management, John Tsai, has very limited experience in taking a company public. We have also completed the development of our Internet website. We have not taken other steps to date. We have spent over twenty hours in the development of our Internet website by John Tsai and did not spent any cash for the development. Following is an estimated timetable based on the effective date of this prospectus for our planned activities in the order of priority:

     Activities:                              Estimate time:
	- Develop marketing and advertising program   1 to 2 months
- Begin offering our services                 3 to 6 months
- Implement marketing and advertising program 3 to 6 months

     Following are the effects to our planned operations based on percentage of offering sold:

- 10% to 25% We may have to delay commencement of offering our services for an additional 1 to 3 months. In addition we may not have funds available to implement our marketing and advertising program, which will limit our ability to find clients.
- 50% - 75% We will have a much lower budget for marketing and advertising program, which will have adverse effect to our ability to grow.
- 100% We will be able to proceed with our plan described above.

     If we sell less than 10% of the offering, we plan to seek financing from our main shareholder, Aaron Tsai.

     With the proceeds of this offering, we anticipate that we will be able to satisfy our cash requirements for at least twelve months from the date of this prospectus.

     We do not anticipate any research and development activities during the next twelve months and we have allocated up to $2,000 for purchases of equipment if 100% of the offering is sold.


Competition

     We compete in a rapidly changing marketplace that is intensely competitive, and our ability to compete effectively depends on many factors including quality of services, types of services offered and our contacts with third party service providers. Based on the limited experience of our Management, limited financial resources and highly competitive nature of the business, we may not be successful in implementing our planned operations, which may result in little or no revenue.

     As a consulting services provider, we face considerable competition from many other specialized consulting companies, investment banking firms, law firms, accounting firms and executives that have experience in running a publicly traded company in providing similar services. Many of our existing competitors, as well as a number of potential new competitors, have extensive operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, and marketing resources than our company. This may allow them to devote greater resources to the development and promotion of their services. Such competitors may also engage in more extensive research and development, undertake more far-reaching marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to existing and potential employees, advertisers, and potential strategic partners. John Tsai is not an attorney nor accountant.

     New market entrants also pose a competitive threat to our business. We do not own any patented technology that precludes or inhibits competitors from entering the market in which we operate or from providing services and solutions similar to ours. Our competitors may develop or offer services or solutions that are superior to ours at a lower price.

     Due to competitive nature of our industry, our strategy to distinguish our company from our competitors is through establishment of personal relationship and offer faster service than our larger competitors. We believe larger competitors with many clients may not be able to establish the close personal relationships with their customers and provide quick services as we can.

     We do not believe there are on-line competitors to our business. We currently have no contracts or agreements with any third party to provide our services.


	Employees

     We believe that the success of our business will depend, in part, on our ability to attract, retain and motivate highly qualified sales, technical and management personnel, and upon the continued service of our management. We anticipate that we may seek additional personnel upon completion of this offering. We plan to attract additional personnel by using our common stock as part of compensation. As of the date of this registration statement, we have one part time employee, which is Mr. John Tsai. He anticipates spending up to 15 hours per week in our business. We have no written employment agreement with Mr. John Tsai. We can not assure you that we will be able to successfully attract, retain and motivate a sufficient number of qualified personnel to conduct our business in the future.


Description Of Property

     We do not own or lease any property. We are using a small portion of the properties located at 17 N. Governor St., Evansville, IN 47711 at no cost, which is owned by MAS Financial Corp., a company controlled by Aaron Tsai. Aaron Tsai is a major shareholder of our company.


                                   MANAGEMENT

Director and Executive Officer

     The following person is the Director and Executive Officer of our Company.


Name                Age             Position(s)
------------------  ---  ------------------------------------------
John Tsai            31  President, Chief Executive Officer and
                         Chairman of the Board and Director


JOHN TSAI

     John Tsai, founder, Chairman, Chief Executive Officer, Chief Financial Officer and President, has been with us since inception on July 3, 2001. He
is responsible for our accounting and financial reporting.   He served as the
Vice President and Director of MAS Capital Inc. and Vice President of MAS Financial Corp., a wholly owned subsidiary of MAS Capital Inc. from May 2000 to March 2002. He is currently a consultant to MAS Financial Corp. MAS Capital Inc. is a holding company that owns primarily MAS Financial Corp. and MAS Capital Securities, Inc., a broker-dealer. MAS Financial Corp. is a financial consulting company. John Tsai provided computer technical and clerical supports to other management personnel at MAS Financial Corp. Mr. Tsai was a Consultant at Software Support Group, a computer information technology consulting firm from September 1997 to May 2000. He served as Network Administrator at Dispatch Consumer Services, a printing company, from May 1997 to September 1997. He has been a PC Technician and Sales Person at Abacus Market, Inc., a wholesaler and retailer of personal computer products from October 1996 to May 1997. Mr. Tsai was Vice President of Aimex Camera Inc., a 35mm camera wholesale company, from September 1991 to October 1996. Mr. Tsai received a B.S. degree in Business Administration from University of Evansville in 1993.

     There is no present potential that our company may acquire or merge with a business or company in which its promoters, management or their affiliates or associates, directly or indirectly, have an ownership interest in our company. Currently, we have not yet establish any policy regarding potential transaction described above.

                              EXECUTIVE COMPENSATION

     The following table sets forth the salaries, the bonuses and other compensations paid to all our executive officers during 2001.

                                                                    Long Term
                                       Annual Compensation         Compensation
                                  -------------------------------- ------------
                                                                     Securities
                                                      Other Annual  Underlying   All Other
Name and Principal Position  Year  Salary   Bonus     Compensation   Options    Compensation(6)
---------------------------  ---- -------- --------   ------------ ------------ ---------------
John Tsai ..............     2001  $   --       --        --              --       $  50 (1)
---------------------------  ---- -------- --------   ------------ ------------ ---------------

(1) Represents 5,000 shares valued at par of $0.01 for services rendered by Mr. John Tsai.

     We currently have no arrangement to compensate our director, but we anticipate paying directors with common shares of our company in the future. We have not yet determined the amount of compensation for our director.


                             EMPLOYMENT AGREEMENT

     We currently have no written employment with any of our officer and director.


                           CERTAIN TRANSACTIONS

     Under Rule 404 promulgated under the Securities Act of 1933, John Tsai and Aaron Tsai may be deemed to be promoters of our company.

     On August 20, 2001 we issued 5,000 shares of common stock to Mark H. Rhynes in exchange for 9,500,000 common shares of Globalsoft Acquisition Group, Inc., valued at $50.

     On August 23, 2001, we sold 8,500,000 shares of common stock to Aaron Tsai for $1,500.

     On September 6, 2001, we issued 5,000 shares of our common stock to John Tsai for his services to IPOConsulting.net, Inc. valued at $50.

     Our policy regarding transactions with related parties is that the terms of the transaction must be equal to or better than those terms we would receive from an independent third party who is ready, wiling and able to contribute whatever capital or services necessary to us.

     The terms of the above transactions were determined by John Tsai and Aaron Tsai.

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our bylaw provide that we shall indemnify to the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he/she is or was a director or officer of our Company, or served any other enterprise as director, officer or employee at our request. Our Board of Directors, in its discretion, shall have the power on behalf of IPOConsulting.net, Inc. to indemnify any person, other than a director or officer, made a party to any action, suit or proceeding by reason of the fact that he/she is or was our employee. As of the date of this prospectus, we have no written indemnification agreement with anyone.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     No public trading market currently exists for our Common Stock. We plan to apply to have our Common Stock traded on the NASD over-the-counter Bulletin Board. We can not assure you that our stock will be traded on the NASD over-the counter Bulletin Board, a trading market will ever develop or, if such a market does develop, that it will continue.

     As of the date of this prospectus, the number of holders of the our Common Stock was approximately 3.


                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of our common stock as of the date of the prospectus, by
(i) each stockholder known by us to be the beneficial owner of more than 5% of our Common Stock, (ii) by each of our executive officer and director and (iii) by all of our executive officers and directors as a group. Each of the persons named in the table has sole voting and investment power with respect to common stock beneficially owned.

                                                   Percentage
                                               Beneficially Owned
                           Number of Shares    -------------------
Name and Address             Beneficially       Before     After
of Beneficial Owner             Owned          Offering   Offering
------------------------  -------------------- -------------------
Aaron Tsai   (1)              8,500,000        99.88%     98.15%

John Tsai    (1)                  5,000         *          *
Chairman of the Board,
President and CEO

All Directors and Officers
  as a group (1 person)           5,000         *          *
--------------------------

(1) The address for Aaron Tsai and John Tsai is c/o IPOConsulting.net,Inc., 17 N. Governor St., Evansville, IN 47711. Aaron Tsai is brother of John Tsai.

* Less than 1%

                            DESCRIPTION OF SECURITIES

	Common Stock

     Our Articles of Incorporation currently authorizes us to issue sixteen million (16,000,000) shares of common stock at $.01 par value. Each holder of our common stock is entitled to one vote for each share of common stock held. As of the date of this prospectus, there are 8,510,000 shares of our common stock outstanding.

Preferred Stock

     Our Articles of Incorporation currently authorizes us to issue two million (2,000,000) shares of preferred stock at $.01 par value. The preferred stock may be divided into series or classes, with special voting rights and preferences, to be established by our management upon the approval of a majority vote of our directors. As of the date of this prospectus, there are no shares of our preferred stock outstanding.

     If our board of directors authorized the issuance of shares of preferred stock with conversion rights, the number of shares of our common stock outstanding could potentially be increased by up to the authorized amount. Issuance of our preferred stock could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company and may adversely affect the rights of holders of our other classes of preferred stock or holders of our common stock. Also, our preferred stock could have preferences over our common stock and other series of our preferred stock with respect to dividends and liquidation rights.

     Upon liquidation of our Company, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully-paid and nonassessable. Holders of our Common Stock are entitled to share pro rata in dividends and distributions with respect to our common stock, as may be declared by our Board of Directors out of funds legally available therefor.

Transfer Agent

    We will act as our own transfer agent.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. Furthermore, since no shares will be available for sale shortly after this offering because of certain legal restrictions on resale described below, sales of substantial amounts of common stock in the public market after these restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future.

     Upon completion of this offering, we will have outstanding an aggregate of 8,660,000 shares of our common stock. Of these shares, all of the shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by "affiliates" as that term is defined in Rule 144 under the Securities Act (the "Affiliates"). The remaining 8,510,000 shares of common stock held by existing stockholders are "restricted securities" as that term is defined in
Rule 144 under the Securities Act.    These restricted securities will first
become eligible for resale under Rule 144 on August 20, 2002. Currently we have no agreement to register any of the 8,510,000 shares of restricted common stocks. Restricted securities may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below.

                                    RULE 144

     In general, under Rule 144 as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of:

* 1% of the number of shares of common stock then outstanding, which will equal approximately 86,600 shares immediately after this offering; or

     Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

                                  RULE 144(K)

     Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the 90 days preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. Therefore, unless otherwise restricted, "144(k) shares" may be sold immediately upon the completion of this offering.

                              PLAN OF DISTRIBUTION

     We hereby offer up to 150,000 shares of common stock on an "as -sold, best efforts" basis at a price of $0.10 per share. All funds raised during this offering will be available to us immediately upon receipt. We may enter into arrangements with registered broker-dealers to help sell these shares in which case we will be required to pay commissions or other compensation to these agents. We currently have no understandings or arrangements with anybody to act as selling agent.

     We have not registered or qualified our securities in this offering with any state. Offer and sales of securities in this offering is limited to qualified investors in each state, where exemptions are available and to foreign investors. Our failure to register or qualify our securities in any state will limit the ability of the purchasers in this offering to resell their shares as any shares that are resold will have to be registered or qualified or exempt from registration or qualification in each state in which an offer or sale occurs.

     Any broker-dealers who act in connection with the sale of the Shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on any sale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

     The offering is self underwritten by IPOConsulting.net, Inc., which offers the Shares directly to investors through our Chief Executive Officer, John Tsai. As of the date of this prospectus, this offering is a self underwritten offering, which means that it does not involve the participation of an underwriter or broker. In the event that we retain broker-dealers to help sell these shares, we will amendment this registration statement to disclose the arrangements with the broker-dealers participating in this offering. No broker-dealers may participate in the offering until it obtains a "no objection" position on the terms of the underwriting compensation from the NASD's Corporate Finance Department.

     Our Chief Executive Officer, Mr. John Tsai, who is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, shall conduct the offering. Mr. Tsai is deemed not to be a broker for the following reasons:

         * He is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his participation in the sale of our securities.

         * He will not be compensated for his participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.

         * He is not an associated person of a broker or dealers at the time of his participation in the sale of our securities.

         * He also meets all of the following conditions:

         A. Although he is a full time employee of MAS Financial Corp., he primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

         B. He was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
         C. He does not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.


                                LEGAL PROCEEDINGS

     IPOConsulting.net, Inc. is not a party to any legal proceedings.


                                 LEGAL MATTERS

     Carter Homes pllc, Attorney-At-Law, has acted as our special counsel in connection with a legal opinion relating to the validity of the Shares under this prospectus that are to be issued by IPOConsulting.net, Inc.. No other matters have been passed upon by such counsel.

                                     EXPERTS

     Our consolidated financial statements for the period ended as of December 31, 2001, included in this prospectus, have been audited by Stark Winter, Schenkein & Co., LLP, independent certified public accountants, as stated in report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     We filed a registration statement with the SEC on Form SB-2 relating to the shares offered in this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and the shares we are offering in this prospectus, refer to the registration statement and its exhibits. The statements we make in this prospectus regarding the content of any contract or other document are necessarily not complete, and you may examine the copy of the contract or other document that we filed as an exhibit to the registration statement. All our statements about those contracts or other documents are qualified in their entirety by referring you to the exhibits to the registration statement.

     As of the effective date of the registration statement, we will be a reporting company and will be subject to the reporting requirements of the Securities Exchange Act. Our filings may be inspected and copied without charge at the public reference facility of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such materials can be obtained by mail from the Public Reference Section of the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C.20549, at prescribed rates. In addition, we are required to file electronic versions of these documents with the SEC through the SEC's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

                        INDEX TO FINANCIAL STATEMENTS


Content                                                                   Page
-----------------------------------------------------------------------   ----

Report of Independent Auditors                                            F-1

Consolidated Balance Sheet at December 31, 2001                           F-2

Consolidated Statement of Operations from Inception (July 3, 2001) to
  December 31, 2001                                                       F-3

Consolidated Statement of Changes in Stockholders' Deficit for the
  Period from Inception (July 3, 2001) to December 31, 2001                F-4

Consolidated Statement of Cash Flows from Inception (July 3, 2001) to
  December 31, 2001                                                        F-5

Notes to Consolidated Financial Statements                                 F-6


-------------------------------------------------------------------------  ----







                       REPORT OF INDEPENDENT AUDITORS

Shareholders and Board of Directors
IPOCONSULTING.net, Inc.

We have audited the accompanying consolidated balance sheet of IPOCONSULTING.net, Inc. (a development stage company) as of December 31, 2001, and the related consolidated statements of operations, changes in stockholders' (deficit), and cash flows for the period from July 3, 2001 (date of inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of IPOCONSULTING.net, Inc. (a development stage company) as of December 31, 2001, and the results of its operations, and its cash flows for the period from July 3, 2001 (date of inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 the Company has been in the development stage since inception. The Company's continued existence is dependent upon the ability to meet future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.



/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants

Denver, Colorado
February 26, 2002

                           IPOCONSULTING.net, Inc.
                        (A Development Stage Company)
                          Consolidated Balance Sheet
                              December 31, 2001


                                   Assets
Current assets:
  Cash                                                       $  1,013
                                                             ========

                     Liabilities and Stockholders' (Deficit)

Current liabilities:
  Due to shareholder                                         $  1,250
                                                             --------
Stockholders' (deficit):
Preferred stock, $.01 par value
   2,000,000 shares authorized,
   none issued or outstanding                                       -
Common stock, $.01 par value,
   16,000,000 shares authorized,
   8,510,000 shares issued and
   outstanding                                                  1,600
Paid in capital                                                 3,000
(Deficit) accumulated during the
   development stage                                           (4,837)
                                                             --------
                                                                 (237)
                                                             --------
                                                             $  1,013
                                                             ========



    Read the accompanying notes to the consolidated financial statements.

                            IPOCONSULTING.net, Inc.
                         (A Development Stage Company)
                      Consolidated Statement of Operations
    For the Period From Inception (July 3, 2001) to December 31, 2001

Revenue                                                     $       -

Costs and expenses:
 General and administrative                                     4,837
                                                             --------
   Net (loss)                                               $  (4,837)
                                                             ========
Per share information:

 Weighted average number
 of common shares
 outstanding - basic and fully diluted                       8,510,000
                                                             =========
 (Loss) per share - basic and fully diluted                  $
(.00)




    Read the accompanying notes to the consolidated financial statements.

                            IPOCONSULTING.net, Inc.
                         (A Development Stage Company)
           Consolidated Statement of Changes in Stockholders' (Deficit)
               For the Period From (Inception) July 3, 2001 through
                                December 31, 2001
                                                               (Deficit)
                                                              Accumulated
                                                               During the
                                                    Paid in    Development
                                Common Stock        Capital       Stage         Total
                            --------------------    --------     ---------     -------
                              Shares     Amount
                            ---------   --------
Shares issued
 for cash at $.0002
 per share                  8,500,000   $  1,500    $     -      $     -       $ 1,500
                            ---------   --------    --------     ---------     -------
Shares issued for
 services at $.01
 per share                      5,000         50          -            -            50
Shares issued for the
 acquisition of a
 subsidiary at $.01 per share   5,000         50         -             -            50
Contribution of operating
 expenses to capital                -          -      3,000            -         3,000
Net (loss) for the period           -          -          -         (4,837)     (4,837)
                            ---------   --------    --------     ---------     -------
Balance December 31, 2001   8,510,000   $  1,600    $ 3,000      $  (4,837)   $   (237)
                            =========   ========    ========     =========     =======



     Read the accompanying notes to the consolidated financial statements.

                           IPOCONSULTING.net, Inc.
                        (A Development Stage Company)
                     Consolidated Statement of Cash Flows
     For the Period From Inception (July 3, 2001) to December 31, 2001

Cash flows from operating activities:
  Net (loss)                                                 $   (4,837)
Adjustments to reconcile net (loss) to net cash
 provided by (used in) operating activities:
  Contribution of operating expenses to capital                   3,000
  Issuance of common stock for services and
  other non cash consideration                                      100
                                                             ----------
Net cash provided by (used in)
  operating activities                                           (1,737)
                                                             ----------
Cash flows from investing activities:
Net cash provided by (used in)
  investing activities                                                -

Cash flows from financing activities:
Advances from shareholder                                         1,250
Issuance of common stock for cash                                 1,500
                                                             ----------
Net cash provided by (used in)
  financing activities                                            2,750
                                                               ----------
Net increase (decrease) in cash and
  cash equivalents                                                1,013
                                                             ----------
Beginning cash and cash equivalents                                   -
Ending cash and cash equivalents                             $    1,013
                                                             ==========

Supplemental disclosure of cash flow information:

 Cash paid for: Income taxes                                 $        -
                Interest                                     $        -



    Read the accompanying notes to the consolidated financial statements.

                             IPOCONSULTING.net, Inc.
                          (A Development Stage Company)
                    Notes to Consolidated Financial Statements
                               December 31, 2001

Note 1. SIGNIFICANT ACCOUNTING POLICIES

Organization

The Company was incorporated on July 3, 2001, in the State of Indiana. The Company is in the development stage and plans to offer consulting services to companies that are interested in taking their companies public. The Company has had no significant business activity to date and has chosen December 31, as its year end.

Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All inter company balances and accounts have been eliminated in consolidation.

Cash and cash equivalents

Cash and cash equivalents consist of cash and other highly liquid debt instruments with an original maturity of less than three months.

Impairment of long-lived assets

The Company reviews for the impairment of long-lived assets and certain identifiable intangibles whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. An impairment loss would be recognized when estimated future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount.

Net (loss) per share

The Company calculates net income (loss) per share as required by SFAS No. 128, "Earnings per Share." Basic earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share is calculated by dividing net income (loss) by the weighted average number of common shares and dilutive common stock equivalents outstanding. Common stock equivalents, if any, are excluded from the computation if their effect would be anti-dilutive.

                             IPOCONSULTING.net, Inc.
                          (A Development Stage Company)
                    Notes to Consolidated Financial Statements
                                 December 31, 2001
                                    (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ significantly from those estimates.

Stock-Based Compensation

The Company accounts for equity instruments issued to employees for services based on the fair value of the equity instruments issued and accounts for equity instruments issued to other than employees based on the fair value of the consideration received or the fair value of the equity instruments, whichever is more reliably measurable.

The Company accounts for stock based compensation in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation." The provisions of SFAS No. 123 allow companies to either expense the estimated fair value of stock options or to continue to follow the intrinsic value method set forth in APB Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") but disclose the pro forma effects on net income (loss) had the fair value of the options been expensed. The Company has elected to continue to apply APB 25 in accounting for its stock option incentive plans.

Revenue Recognition

The Company records revenue when services are performed or products are shipped.

Recent Pronouncements

In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) 141, Business Combinations, and SFAS 142, Goodwill and Intangible Assets. SFAS 141 is effective for all business combinations completed after June 30, 2001. SFAS 142 is effective for the year beginning January 1, 2002; however certain provisions of that Statement apply to goodwill and other intangible assets acquired between July 1, 2001, and the effective date of SFAS 142. The Company does not believe the adoption of these standards will have a material impact on the Company's financial statements.

In July 2001, the FASB issued SFAS No. 143, Accounting for Asset Retirement Obligations. This statement addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. This Statement applies to all entities. It applies to legal obligations associated with the retirement of

                            IPOCONSULTING.net, Inc.
                         (A Development Stage Company)
                   Notes to Consolidated Financial Statements
                              December 31, 2001
                                  (Continued)

long-lived assets that result from the acquisition, construction, development and (or) the normal operation of a long-lived asset, except for certain obligations of lessees. This Statement is effective for financial statements issued for fiscal years beginning after June 15, 2002. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. This statement addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes FASB Statement No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of. The provisions of the statement are effective for financial statements issued for fiscal years beginning after December 15, 2001. The Company is evaluating the impact of the adoption of this standard and has not yet determined the effect of adoption on its financial position and results of operations.

Note 2. STOCKHOLDERS' (DEFICIT)

During August 2001 the Company issued 8,500,000 shares of its $.01 par value stock for cash aggregating $1,500.

On August 20, 2001 the Company issued 5,000 shares of its $.01 par value common stock for all of the issued and outstanding common stock of Globalsoft Acquisition Group, Inc. (Global) a development stage company with no assets, liabilities or operations. The value of these shares has been charged to operations. The consolidated financial statements include the accounts of Global from the acquisition date. Pro forma financial information would not be different from the consolidated financial statements presented herein. This transaction has been accounted for as a purchase.

During September 2001 the Company issued 5,000 shares of its $.01 par value common stock for services valued at $50 which management believes is the fair value of the services provided.

During the period from inception to December 31, 2001 affiliates of the Company contributed services with an estimated fair market value of $3,000 to the Company's capital.

                             IPOCONSULTING.net, Inc.
                          (A Development Stage Company)
                    Notes to Consolidated Financial Statements
                                December 31, 2001
                                   (Continued)

Note 3. INCOME TAXES

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The deferred tax asset related to the operating loss carryforward has been fully reserved.

The Company's net operating loss carryforwards expire in 2021.

NOTE 4. RELATED PARTY TRANSACTIONS

During the period from inception to December 31, 2001 a shareholder of the Company made advances to the Company aggregating $1,250.

Note 5. GOING CONCERN CONSIDERATION

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates the continuation of the Company as a going concern.

As discussed in Note 1 the Company is in the development stage and its continued existence is dependent upon its ability to meet its future financing requirements, and the success of its future operations.

Management plans include obtaining additional equity or debt financing prior to the commencement of significant business operations to provide the opportunity for the Company to continue as a going concern.

                                   PART II


ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to provisions described in Item 14, or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by the registrant against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth an itemized statement of our expenses in connection with the registration of our common stock. All the expenses are estimated.

     SEC Registration Fee ..................................... $   100.00
     Printing and engraving expenses .......................... $   500.00
     Legal fees and expenses .................................. $   900.00
     Auditors' fees and expenses .............................. $ 1,000.00
     Transfer Agent and Registrar fees ........................ $   500.00
                                                                ----------
     TOTAL                                                      $ 3,000.00
                                                                ==========

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

     The Registrant has sold and issued the following securities since July 3, 2001 (inception). In connection with all of these transactions, we determined that all of the investors were sophisticated and had access to the kind of information that would otherwise be contained in a registration statement.

     On August 20, 2001, we issued 5,000 shares of common stock to Mark H. Rhynes in exchange for 9,500,000 common shares of Globalsoft Acquisition Group, Inc. valued at $50. Such sales were made in reliance on Section 4(2) of the Securities Act.

     On August 23, 2001, we sold 8,500,000 shares of common stock to Aaron Tsai for $1,500. Such sales were made in reliance on Section 4(2) of the Securities Act.

     On September 6, 2001, we issued 5,000 shares of common stock to John Tsai for his services to IPOConsulting.net, Inc. valued at $50. Such sales were made in reliance on Section 4(2) or Rule 701 of the Securities Act.

ITEM 27.  EXHIBITS


EXHIBIT         DESCRIPTION OF EXHIBIT
-------         --------------------------------------------------------

   2.1*         Agreement and Plan Of Reorganization (previousely filed as
                Exhibit 2.0 to Form 8-K dated August 21, 2001)

   3.1*         Articles of Incorporation - IPOConsulting.net, Inc.
                (previousely filed as Exhibit 3.0 to Form 8-K dated August 21,
                2001)

   3.11*        Certificate of Incorporation of IPOConsulting.net, Inc.
                (previousely filed as Exhibit 3.1 to Form 8-K dated August 21,
                2001)

   3.2          By-laws

   5.1*         Opinion Regarding Legality

  23.1          Consent of Counsel (Included in Exhibit 5.1)

  23.2          Consent of Stark, Winter, Schenkein & Co., LLP, Certified
                Public Accountants

------------------------------------------------------------------------

* Previousely filed.

ITEM 28.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

     (iii) Include any additional or changed material information on the plan of distribution.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions referred to under
Item 24 of this Registration Statement, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

    In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our director, officer or a controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, IPOConsulting.net, Inc. will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered and the offering of the securities at that time to be the initial bona fide offering.

     (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Evansville, Indiana.

                                                   IPOConsulting.net, Inc.

Date: May 6, 2002                                  By: /s/ John Tsai
                                                   -----------------------
                                                   John Tsai
                                                   Chief Executive Officer

     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


Signature             Title                                 Date
------------------   ------------------------------------  ------------------

/s/ John Tsai        Chairman of the Board, President,
------------------   Chief Executive Officer, Director
John Tsai            and Chief Financial Officer           May 6, 2002



EXHIBIT 3.2  By-Laws

                             IPOConsulting.net, Inc.
                            (An Indiana Corporation)

                                    BYLAWS


ARTICLE ONE:  NAME AND OFFICES

1.01 Name. The name of the Corporation is IPOConsulting.net, Inc., hereinafter referred to as the "Corporation"

1.02 Registered Office and Agent. The Corporation shall establish, designate and maintain a registered office and agent in the State of Indiana. The registered office of the Corporation shall be at 2716 Timber Park Dr., Evansville, IN 47715.

1.03 Change of Registered Office or Agent. The Corporation may change its registered office or change its registered agent, or both, as the Board of Directors may from time to time determine.

1.04 Other Offices. The Corporation may have offices at such places both within and without the State of Indiana, or within or without the United States and in any foreign countries as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE TWO:  SHAREHOLDERS

2.01 Place of Meetings. All meetings of the Shareholders for the election of Directors and for any other purpose may be held at such time and place, within or without the State of Indiana, as stated in the notice of the meeting or in a duly executed waiver of notice thereof.

2.02 Annual Meeting. An annual meeting of the Shareholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held each year on the first Monday in January, beginning in 2002, or such other date as may be selected by the Board of Directors from time to time. At the meeting, the Shareholders shall elect Directors and transact such other business as may properly be brought before the meeting.

2.03 Special Meeting. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, or by these Bylaws, may be called by the President, the Secretary, the Board of Directors, or the holders of not less than one tenth of all the shares entitled to vote at the meeting. Business transacted at a special meeting shall be confined to the subjects stated in the notice of the meeting.

2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the person calling the meeting, to each Shareholder of record entitled to vote at the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the Shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

2.05 Voting List. At least ten days before each meeting of Shareholders a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order and setting forth the address of each and the number of voting shares held by each, shall be prepared by the Officer or agent having charge of the stock transfer books. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any Shareholder during the whole time of the meeting.

2.06 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the Shareholders, the Shareholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote: Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter subject to a vote at a meeting of Shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. The Board of Directors may, in the future, at their discretion, direct that voting be cumulative, according to any plan adopted by the Board. At any meeting of the Shareholders, every Shareholder having the right to vote may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact.

No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the

Corporation prior to, or at the time of, the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken via voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. Cumulative voting is not prohibited.

2.09 Record Date: Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to notice of, or to vote at, a meeting of Shareholders, such record date to be not less than ten nor more than sixty days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of Shareholders or any action which may be taken at any annual or special meeting of Shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

Such consent or consents shall have the same force and effect as the requisite vote of the Shareholders at a meeting. The signed consent or consents, or a copy or copies thereof, shall be placed in the minute book of the Corporation. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the requisite written consent or consents of the Shareholders, if applicable. A telegram, telex, cablegram, or similar transaction by a Shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Shareholder, shall be regarded as signed by the Shareholder for purposes of this Section 2.10.

2.11 Order of Business at Meetings. The order of business at annual meetings, and so far as practicable at other meetings of Shareholders, shall be as follows unless changed by the Board of Directors:

     (a)     Call to order
     (b)     Proof of due notice of meeting
     (c)     Determination of quorum and, if necessary, examination of proxies
     (d)     Announcement of availability of voting list (See Bylaw 2.05)
     (e)     Announcement of distribution of annual reports (See Bylaw 8.03)
     (f)     Reading and disposing of minutes of last meeting of Shareholders
     (g)     Reports of Officers and committees, if deemed necessary
     (h)     Appointment of voting inspectors
     (I)     Unfinished business
     (j)     New business
     (k)     Nomination of Directors
     (l)     Opening of polls for voting
     (m)     Recess

     (n)     Reconvening; closing of polls
     (o)     Report of voting inspectors
     (p)     Other business
     (q)     Adjournment

ARTICLE THREE:  DIRECTORS

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not, by statute or by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the Shareholders.

3.02 Number; Qualification; Election; Term. The Board of Directors shall consist of not less than one member nor more than five members; provided however, the Board of Directors in effect as of the date of effectiveness of these Bylaws consists of one members. A Director need not be a Shareholder or resident of any particular state or country. The Directors shall be elected at the annual meeting of the Shareholders, except as provided in Bylaw

3.03 and 3.05. Each Director elected shall hold office until his successor is elected and qualified. Each person elected as a Director shall be deemed to have qualified unless he states his refusal to serve shortly after being notified of his election.

3.03 Change in Number. The number of Directors may be increased or decreased from time to time by amendment to the Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by the Board of Directors for a term of office continuing only until the next election of one or more Directors by the Shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

3.04 Removal. Any Director may be removed either for or without cause at any special or annual meeting of Shareholders by the affirmative vote of a majority, in number of shares, of the Shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter is given in the notice calling such meeting.

3.05 Vacancies. Any unfilled directorship position, or any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise), shall be filled by an affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.

A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, except that a vacancy occurring due to an increase in the number of Directors shall be filled in accordance with Section
3.03 of these Bylaws.

3.06    Election of Directors.  Directors shall be elected by majority vote.

3.07 Place of Meeting. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Indiana.

3.08 First Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of Shareholders, and at the same place, unless the Directors change such time or place by unanimous vote.

3.09 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as determined by the Board of Directors.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President or by any Director on three days notice to each Director, given either personally or by mail or by telegram. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in a notice or waiver of notice.

3.11 Majority Vote. At all meetings of the Board of Directors, a majority of the number of Directors then elected and qualified shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

If a quorum is not present at a meeting of the Board of Directors, the Directors present thereat my adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

Each Director who is present at a meeting will be deemed to have assented to any action taken at such meeting unless his dissent to the action is entered in the minutes of the meeting, or unless he files his written dissent thereto with the Secretary of the meeting or forwards such dissent by registered mail to the Secretary of the Corporation immediately after such meeting.

3.12 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance of each meeting of the Board of Directors, or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of any executive, special or standing committees established by the Board of Director, may, by resolution of the Board of Directors, be allowed like compensation and expenses for attending committee meetings.

3.13 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14    Interested Directors, Officers and Shareholders.

        (a) If Paragraph (b) is satisfied, no contract or other transaction between the Corporation and any of its Directors, Officers or Shareholders (or any corporation or firm in which any of them are directly or indirectly interested) shall be invalid solely because of such relationship or because of the presence of such Director, Officer or Shareholder at the meeting authorizing such contract or transaction, or his participation in such meeting or authorization.

        (b)  Paragraph (a) shall apply only if:

        (1) The material facts of the relationship or interest of each such Director, Officer or Shareholder are known or disclosed:

             (A) To the Board of Directors and it nevertheless authorizes or ratifies the contract or transaction by a majority of the Directors present, each such interested Director to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote; or

             (B) To the Shareholders and they nevertheless authorize or ratify the contract or transaction by a majority of the shares present, each such interested person to be counted for a quorum and voting purposes; or

        (2) The contract or transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the Shareholders.

        (c) This provision shall not be construed to invalidate a contract or transaction which would be valid in the absence of this provision.

3.15 Certain Officers. The President shall be elected from among the members of the Board of Directors.

3.16 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all members of the Board of Directors. Such consent shall have the same force and effect as unanimous vote of the Board of Directors at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book of the Corporation. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

ARTICLE FOUR:  EXECUTIVE COMMITTEE

4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate an Executive Committee from among its members.

4.02 Number; Qualification; Term. The Executive Committee shall consist of one or more Directors. The Executive Committee shall serve at the pleasure of the Board of Directors.

4.03 Authority. The Executive Committee shall have and may exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it; except that the Executive Committee shall not have authority to amend the Articles of Incorporation; approve a plan of merger or consolidation; recommend to the Shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation other than in the usual and regular course of its business; recommend to the Shareholders the voluntary dissolution of the Corporation; amend, alter, or repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation; fill any vacancy in the Board of Directors or any other corporate committee; fix the compensation of any member of any corporate committee; alter or repeal any resolution of the Board of Directors; declare a dividend; or authorized the issuance of shares of the Corporation. Each Director shall be deemed to have assented to any action of the Executive Committee unless, within seven days after receiving actual or constructive notice of such action, he delivers his written dissent thereto to the Secretary of the Corporation.

4.04 Change in Number. The number of Executive Committee members may be increased or decreased (but not below one) from time to time by resolution adopted by a majority of the Board of Directors.

4.05 Removal. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

4.06 Vacancies. A vacancy occurring in the Executive Committee (by death, resignation, removal or otherwise) shall be filled by the Board of Directors in the manner provided for original designation in Section 4.01 above.

4.07 Meetings. Time, place and notice, if any, of Executive Committee meetings shall be as determined by the Executive Committee.

4.08 Quorum: Majority Vote. At meetings of the Executive Committee, a majority of the members shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of he Executive Committee, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Executive Committee, the members present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

4.09 Compensation. By resolution of the Board of Directors, the members of the Executive Committee may be paid their expenses, if any, of attendance at each meeting of the Executive Committee and may be paid a fixed sum for attendance at each meeting of the Executive Committee or a stated salary as a member thereof. No such payment shall preclude any member from serving the Corporation in any other capacity and receiving compensation therefor.

4.10 Procedure. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The minutes of the proceedings of the Executive Committee shall be placed in the minute book of the Corporation.

4.11 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Executive Committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Executive Committee. Such consent shall have the same force and effect as a unanimous vote at a meeting. The signed consent, or a signed copy thereof, shall be placed in the minute book. Such consents may be signed in multiple counterparts, each of which shall constitute an original for all purposes, and all of which together shall constitute the unanimous written consent of the Directors.

4.12 Responsibility. The designation of an Executive Committee and the delegation of authority to it shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE FIVE:  NOTICE

5.01 Method. Whenever by statute or the Articles of Incorporation or these Bylaws notice is required to be given to any Director or Shareholder and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given:

        (a) in writing, by mail, postage prepaid, addressed to such Director or Shareholder at such address as appears on the books of the Corporation; or

        (b) by any other method permitted by law.

Any notice required or permitted to be given by mail shall be deemed to be given at the time it is deposited in the United States mail.

5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a Shareholder or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting except where a Director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

5.03 Telephone Meetings. Shareholders, Directors, or members of any committee, may hold any meeting of such Shareholders, Directors, or committee by means of conference telephone or similar communications equipment which permits all persons participating in the meeting to hear each other. Actions taken at such meeting shall have the same force and effect as a vote at a meeting in person. The Secretary shall prepare a memorandum of the actions taken at conference telephone meetings.

ARTICLE SIX:  OFFICERS AND AGENTS

6.01    Number:  Qualification: Election:  Term.

        (a)  The Corporation shall have:

                (1) A Chairman of the Board (should the Board of Directors so choose to select), a President, a Vice-President, a Secretary and a Treasurer, and

                (2) Such other Officers (including one or more Vice-Presidents, and assistant Officers and agents) as the Board of Directors authorizes from time to time.

        (b) No Officer or agent need be a Shareholder, a Director or a resident of Indiana except as provided in Sections 3.15 and 4.02 of these Bylaws.

        (c) Officers named in Section 6.01(a)(1) above shall be elected by the Board of Directors on the expiration of an Officer's term or whenever a vacancy exists. Officers and agents named in Section
             6.01 (a)(2) may be elected by the Board of Directors at any meeting.

        (d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each Officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation or removal.

        (e)  Any two or more offices may be held by the same person.

6.02 Removal and Resignation. Any Officer or agent elected or appointed by the Board of Directors may be removed with or without cause by a majority of the Directors at any regular or special meeting of the Board of Directors.
Any Officer may resign at any time by giving written notice to the Board of Directors or to the President or Secretary.

        Any such resignation shall take effect upon receipt of such notice if no date is specified in the notice, or, if a later date is specified in the notice, upon such later date; and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective. The removal of any Officer or agent shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an Officer or agent shall not of itself create contract rights.

6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

6.04 Authority. Officers shall have full authority to perform all duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors from time to time not inconsistent with these Bylaws.

6.05 Compensation. The compensation of Officers and agents shall be fixed from time to time by the Board of Directors.

6.06 Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned to him by the Board of Directors or prescribed by the Bylaws.

6.07 Executive Powers. The Chairman of the Board, if any, and the President of the Corporation respectively, shall, in the order of their seniority, unless otherwise determined by the Board of Directors or otherwise are positions held by the same person, have general and active management of the business and affairs of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

        They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe. Within this authority and in the course of their respective duties the Chairman of the Board, if any, and the President of the Corporation, respectively, shall have the general authority to:

        (a) Conduct Meetings. Preside at all meetings of the Shareholders and at all meetings of the Board of Directors, and shall be ex official members of all the standing committees, including the Executive Committee, if any.

        (b) Sign Share Certificates. Sign all certificates of stock of the Corporation, in conjunction with the Secretary or Assistant Secretary, unless otherwise ordered by the Board of Directors.

        (c) Execute Instruments. When authorized by the Board of Directors or required by law, execute, in the name of the Corporation, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing, and unless the Board of Directors orders otherwise by resolution, make such contracts as the ordinary conduct of the Corporation's business requires.

        (d) Hire and Discharge Employees. Subject to the approval of the Board of Directors, appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees and clerks of the Corporation other than the duly appointed Officers, and, subject to the direction of the Board of Directors, control all of the Officers, agents and employees of the Corporation.

6.08 Vice-Presidents. The Vice-Presidents, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and have the authority and exercise the powers of the President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.09 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the Shareholders and record all votes and minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for the Executive Committee when required. He shall:

        (a) give, or cause to be given, notice of all meetings of the Shareholders and special meetings of the Board of Directors;

        (b) keep in safe custody the Seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the same to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary. He shall be under the supervision of the senior Officers of the Corporation;

        (c) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.10 Assistant Secretaries. The Assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.11    Treasurer.  The Treasurer shall:

        (a) have the custody of the corporate funds and securities and shall keep full and accurate accounts of all income, expense, receipts and disbursement of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

        (b) disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and

        (c) render to the senior Officers of the Corporation and Directors, at the regular meeting of the Board, or whenever they may request it, accounts of all his transactions as Treasurer and of the financial condition of the Corporation.

If required by the Board of Directors, he shall:

        (a) give the Corporation a bond in such form, in such sum, and with such surety or sureties as satisfactory the Board, for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        (b) perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

6.12 Assistant Treasurers. The Assistant Treasurers, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the senior Officers of the Corporation may from time to time delegate.

ARTICLE SEVEN:  CERTIFICATE AND TRANSFER REGULATIONS

7.01 Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered, representing all shares to which Shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof that the Corporation is organized under the laws of the State of Indiana, the holder's name, the number and class of shares, the par value of such shares or a statement that such shares are without par value, and such other matters as may be required by law.

        They shall be signed by the President or a vice-president and either the Secretary or Assistant Secretary or such other Officer or Officers as the Board of Directors designates, and may be sealed with the Seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent, or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such Officer may be a facsimile thereof.

7.02 Issuance of Certificates. Shares both treasury and authorized but unissued may be issued for such consideration (not less than par value) and to such persons as the Board of Directors determines from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid. In addition, Shares shall not be issued or transferred until such additional conditions and documentation as the Corporation (or its transfer agent, as the case may be) shall reasonably require, including without limitation, the surrender of such stock certificate or certificates of proper evidence of succession, assignment or other authority to obtain transfer thereof, as the circumstances may require, and such legal opinions with reference to the requested transfer as shall be required by the Corporation (or its transfer agent) pursuant to the provisions of these Bylaws and applicable law, shall have been satisfied.

7.03    Legends on Certificates.

        (a) Shares in Classes or Series. If the Corporation is authorized to issue shares of more than one class, the certificates shall set forth, either on the face or back of the certificate, a full or summary statement of all of the designations, preferences, limitations relative rights of the shares of such class and, if the Corporation is authorized to issue any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any shareholder without charge upon written request to the Corporation at its principal place of business or registered office and that copies of the information are on file in the office of the Secretary of State.

        (b) Restriction on Transfer. Any restrictions imposed by the Corporation on the sale or other disposition of its shares and on the transfer thereof may be copied at length or in summary form on the face, or so copied on the back and referred to on the face, of each certificate representing shares to which the restriction applies. The certificate may, however, state on the face or back that such a restriction exists pursuant to a specified document and that the Corporation will furnish a copy of the document to the holder of the certificate without charge upon written request to the Corporation at its principal place of business, or refer to such restriction in any other manner permitted by law.

        (c) Preemptive Rights. Any preemptive rights of a Shareholder to acquire unissued or treasury shares of the Corporation which are or may at any time be limited or denied by the Articles of Incorporation may be set forth at length on the face or back of the certificate representing shares subject thereto. In lieu of providing such a statement in full on the certificate, a statement on the face or back of the certificate may provide that the Corporation will furnish such information to any Shareholder without charge upon written request to the Corporation at its principal place of business and that a copy of such information is on file in the office of the Secretary of State, or refer to such denial of preemptive rights in any other manner permitted by law.

        (d) Unregistered Securities. Any security of the Corporation, including, among others, any certificate evidencing shares of the Common Stock or warrants to purchase Common Stock of the Corporation, which is issued to any person without registration under the Securities Act of 1933, as amended, or the securities laws of any state, shall not be transferable until the Corporation has been furnished with a legal opinion of counsel with reference thereto, satisfactory in form and content to the Corporation and its counsel, if required by the Corporation, to the effect that such sale, transfer or pledge does not involve a violation of the Securities Act of 1933, as amended, or the securities laws of any state having jurisdiction. The certificate representing the security shall bear substantially the following legend:

        "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD OR TRANSFERRED UNLESS SUCH OFFER, SALE OR TRANSFER WILL NOT BE IN VIOLATION OF THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE BLUE SKY LAWS. ANY OFFER, SALE OR TRANSFER OF THESE SECURITIES MAY NOT BE MADE WITHOUT THE PRIOR WRITTEN APPROVAL OF THE CORPORATION".

7.04    Payment of Shares.

        (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.


        (b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

        (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

        (d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between Stated Capital and Capital Surplus accounts.

7.05 Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares shall be paid in full at such time or in such installments and at such times as determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

7.06 Lien. For any indebtedness of a Shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

7.07 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate.

        (a) Claim. Submits proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

        (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

        (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, if the Corporation so requires, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

        (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation.

        When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record shall be precluded from making any claim against the Corporation for the transfer or for a new certificate.

7.08 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

        (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

        (b) Guaranty and Effectiveness of Signature. If required by the Corporation, the signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, and reasonable assurance is given that such endorsements are effective; and

        (c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

        (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

7.09 Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner or holder of a written proxy from such registered owner as the person exclusively entitled to vote, to receive notices and otherwise exercise all the rights and powers of a Shareholder.

7.10 Preemptive Rights. No Shareholder or other person shall have any preemptive rights of any kind to acquire additional, unissued or treasury shares of the Corporation, or securities of the Corporation convertible into, or carrying rights to subscribe to or acquire, shares of any class or series of the Corporation's capital stock, unless, and to the extent that, such rights may be expressly granted by appropriate action.

ARTICLE EIGHT:  GENERAL PROVISIONS

8.01    Dividends and Reserves.

        (a) Declaration and Payment. Subject to statute and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

        (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining Shareholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

        (c) Reserves. By resolution, the Board of Directors may create such reserve or reserves out of the Earned Surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

8.02 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its Shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its Shareholders, giving the names and addresses of all Shareholders and the number and class of the shares held by each.

8.03 Annual Reports. The Board of Directors shall cause such reports to be mailed to Shareholders as the Board of Directors deems to be necessary or desirable from time to time.

8.04 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such Officer or Officers or such other person or persons as the Board of Directors designates from time to time.

8.05 Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

8.06 Seal. The Corporation Seal (of which there may be one or more examples)may contain the name of the Corporation and the name of the state of incorporation. The Seal may be used by impressing it or reproducing a facsimile of it, or otherwise. Absence of the Corporation Seal shall not affect the validity or enforceability or any document or instrument.

8.07    Indemnification.

        (a) The Corporation shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, Directors, Officers and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Indiana law, to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Corporation to indemnify such persons shall include, but not limited to, the authority of the Corporation to enter into written agreements for indemnification with such persons.

        (b) To the fullest extent permitted by, and in the manner permissible under the laws of the State of Indiana, any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or served any other enterprise as director, officer or employee at the request of the Corporation. The Board of Directors, in its discretion, shall have the power on behalf of the Corporation to indemnify any person, other than a director or officer, made a party to any action, suit, or proceeding by reason of the fact that he/she is or was an employee of the Corporation. A Director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for an act or omission in the Director's capacity as a Director, except that this provision does not eliminate or limit the liability of a Director to the extent the Director is found liable for:

             (1) a breach of the Director's duty of loyalty to the Corporation or its shareholders;

             (2) an act or omission not in good faith that constitutes a breach of duty of the Director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law;

             (3) a transaction from which the Director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the Director's office; or

             (4) an act or omission for which the liability of a Director is expressly provided by an applicable statute.

8.08 Amendment of Bylaws. These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors present thereat, provided notice of the proposed alteration, amendment, or repeal is contained in the notice of such meeting.

8.09 Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws are ever finally determined to be invalid or inoperative, then, so far as is reasonable and possible:

        (a)  The remainder of these Bylaws shall be valid and operative; and

        (b) Effect shall be given to the intent manifested by the portion held invalid or inoperative.

8.10 Table of Contents; Headings. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

Signed for Identification,

IPOConsulting.net, Inc.
An Indiana Corporation



BY: /s/   John Tsai
    -------------------------------------------
    Its:  Chairperson of the Board of Directors

EXHIBIT 23.2 Consent of Stark, Winter, Schenkein & Co., LLP, Certified Public Accountants


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the reference to us as Experts and to the use in this Registration Statement on Form SB-2/A of our report dated February 26, 2002 relating to the financial statements of IPOCONSULTING.net, Inc. as of December 31, 2001.

/s/ Stark Winter Schenkein & Co., LLP
Stark Winter Schenkein & Co., LLP
Certified Public Accountants

May 6, 2002
Denver, Colorado